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                                                                    EXHIBIT 99.1

                           For further information contact:

                           John Schoen                Jack Seller
                           COO/CFO                    Director, Marketing & PR
                           PCTEL, Inc.                PCTEL, Inc.
                           (773) 243-3000             (773) 243-3016
                           john_schoen@pctel.com      jack_seller@pctel.com



           PCTEL WIRELESS AND LICENSING REVENUES GROW 38 PERCENT OVER
            SECOND QUARTER; 200 PERCENT OVER THIRD QUARTER LAST YEAR

       NEW WIRELESS AND LICENSING BUSINESSES CONTINUE STRONG GROWTH AFTER
                          HSP PRODUCT LINE DIVESTITURE

CHICAGO, IL - OCTOBER 28, 2003 - PCTEL, Inc. (NASDAQ: PCTI), a leading provider of wireless solutions and access technology, today announced financial results for the third quarter ended September 30, 2003. This was the first full quarter of operating results following the company's sale of its legacy HSP modem product line to Conexant (NASDAQ: CNXT) in May 2003 as part of PCTEL's previously announced wireless transition plan.

Total revenue was $4.0 million for the third quarter of 2003 compared to $12.5 million reported in the third quarter of 2002. Net loss for the third quarter of 2003 was $(2.3) million, or $(0.12) per diluted share, compared to net income of $3.2 million, or $0.16 per diluted share reported in the third quarter of 2002.

All of the revenue in the recently completed quarter was related to wireless and licensing products. For the quarter ended September 30, 2002, the company had $1.3 million of wireless and licensing revenue and $11.2 million in HSP modem product revenue. The third quarter last year was also positively impacted by a $3.8 million inventory reserve recovery in cost of goods sold that related to HSP products.

"We are on track with our wireless transition plan," said Marty Singer, PCTEL's Chairman and CEO. "We introduced four new wireless products during the third quarter and we continued to grow revenues from our new products. DTI continues to expand, with stronger sales into both government and commercial cellular markets. Our publicly announced relationships with carriers and chipset manufacturers indicate that we are achieving real traction for Segue and DTI products."

During the third quarter, PCTEL introduced four new products: the Segue(TM) Analyzer; a highly secure version of its Segue(TM) Roaming Client; the Segue(TM) SAM or Soft Access Point, and claRiFy(TM), a sophisticated test and measurement tool for enhancing the performance of cellular

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networks. The Segue(TM) Analyzer was the first product resulting from the cooperation between the Segue and DTI development teams, which was acquired in March 2003.

Cash and short-term investments ended the quarter at $108.9 million, a decrease of $2.9 million from the second quarter of 2003. The company anticipates receiving an additional $4 million in cash from the HSP modem product line divestiture in the fourth quarter ending December 31, 2003. As of September 30, 2003, the company has repurchased 1.54 million out of the 2.0 million shares authorized by the board of directors under its two share buyback programs. During the third quarter, 257,400 shares were repurchased under these programs.


CONFERENCE CALL / WEBCAST

The company will hold a conference call at 4:00 PM CST (5:00 PM EST) with Marty Singer, chairman and chief executive officer, and John Schoen, chief operating officer and chief financial officer. The session will include brief remarks, and can be accessed by calling (800) 545-9583 (U.S. / Canada) or (973) 317-5317 (international).

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (800) 428-6051 (U.S. / Canada) or (973) 709-2089 (international) access code: 306001.

ABOUT PCTEL

PCTEL, founded in March 1994, is a leading provider of wireless solutions and access technology. PCTEL's products include WLAN software products (Segue(TM) Product Line) that simplify installation, roaming, Internet access and billing. Through its subsidiary, DTI, the company designs, develops and distributes OEM receivers and receiver-based products that measure and monitor cellular networks. The company maintains a portfolio of more than 115 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. The company's products are sold or licensed to PC manufacturers, PC card and board manufacturers, wireless carriers, wireless ISPs, software distributors, wireless test and measurement companies, and system integrators. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.


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PCTEL SAFE HARBOR STATEMENT

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's expectations regarding the future growth of its wireless and licensing businesses are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business, the ability to implement new technologies and obtain protection for the related intellectual property, and the risks inherent in potential acquisitions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

                                      # # #


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                                   PCTEL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                Three Months Ended           Nine Months Ended
                                                                  September 30,               September 30,
                                                             ------------------------    ------------------------
                                                                2003          2002          2003          2002
                                                             ----------    ----------    ----------    ----------

REVENUES                                                     $    4,030    $   12,548    $   27,288    $   32,447
COST OF REVENUES                                                    755         7,481        12,871        18,275
                                                             ----------    ----------    ----------    ----------
INVENTORY RECOVERY                                                    0        (3,795)       (1,800)       (5,348)
                                                             ----------    ----------    ----------    ----------
GROSS PROFIT                                                      3,275         8,862        16,217        19,520
                                                             ----------    ----------    ----------    ----------
OPERATING EXPENSES (INCOME):
      Research and development                                    1,792         2,477         6,093         7,634
      Sales and marketing                                         1,501         1,904         5,655         5,395
      General and administrative                                  2,644         1,248         7,295         3,856
      Amortization of goodwill and other intangible assets          343            50           781            50
      Acquired in-process research and development                   --            --         1,100            --
      Restructuring charges                                         288            88         2,940           735
      Gain on sale of assets and related royalties                 (644)           --        (4,976)           --
      Amortization of deferred compensation                         208           170           748           528
                                                             ----------    ----------    ----------    ----------
           Total operating expenses                               6,132         5,937        19,636        18,198
                                                             ----------    ----------    ----------    ----------
INCOME (LOSS) FROM OPERATIONS                                    (2,857)        2,925        (3,419)        1,322
OTHER INCOME, NET:
      Other income, net                                             291           641         1,120         2,631
                                                             ----------    ----------    ----------    ----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                  (2,566)        3,566        (2,299)        3,953
PROVISION (BENEFIT) FOR INCOME TAXES                               (248)          352          (155)          415
                                                             ----------    ----------    ----------    ----------
NET INCOME (LOSS)                                            $   (2,318)   $    3,214    $   (2,144)   $    3,538
                                                             ==========    ==========    ==========    ==========

Basic earnings (loss) per share                              $    (0.12)   $     0.16    $    (0.11)   $     0.18
Shares used in computing basic earnings per share                19,663        19,972        19,913        19,876

Diluted earnings (loss) per share                            $    (0.12)   $     0.16    $    (0.11)   $     0.18
Shares used in computing diluted earnings per share              19,663        20,139        19,913        20,101


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                                   PCTEL, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                               September 30,    December 31,
                                                    2003            2002
                                               -------------    ------------

                                    ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                $     89,587    $     52,986
       Restricted cash                                   278             347
       Short-term investments                         19,037          58,405
       Accounts receivable, net                        2,631           5,379
       Inventories, net                                1,281           1,115
       Non-Trade Receivable                            4,000              --
       Prepaid expenses and other assets               2,225           5,144
                                                ------------    ------------
              Total current assets                   119,039         123,376
PROPERTY AND EQUIPMENT, net                            1,013           1,532
GOODWILL, net                                          4,261           1,255
OTHER INTANGIBLE ASSETS, net                           4,483             365
OTHER ASSETS                                             378           2,898
                                                ------------    ------------
TOTAL ASSETS                                    $    129,174    $    129,426
                                                ============    ============

CURRENT LIABILITIES:
       Accounts payable                         $        894    $      1,498
       Accrued royalties                               3,208           3,658
       Income taxes payable                            5,621           6,289
       Accrued liabilities                             4,983           5,313
                                                ------------    ------------
              Total current liabilities               14,706          16,758
LONG-TERM LIABILITIES                                    784             115
                                                ------------    ------------
              Total liabilities                       15,490          16,873
                                                ------------    ------------

STOCKHOLDERS' EQUITY:
       Common stock                                       20              20
       Additional paid-in capital                    154,515         152,272
       Deferred compensation                          (2,722)         (3,958)
       Retained earnings (deficit)                   (38,223)        (36,079)
       Accumulated other comprehensive income             94             298
                                                ------------    ------------
              Total stockholders' equity             113,684         112,553
                                                ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $    129,174    $    129,426
                                                ============    ============